                                                                   EXHIBIT 10(u)

                        SETTLEMENT AGREEMENT AND RELEASE

          This Settlement Agreement and Release (the "Agreement and Release") entered into on December 28, 2001, by and between DATA SYSTEMS ANALYSTS, INC., its parent, subsidiaries, divisions, principals, officers, directors, employees, and agents, and THE NETPLEX GROUP, INC. and TECHNOLOGY DEVELOPMENTS SYSTEMS, INC., their respective parents, subsidiaries, and divisions, and as to each, their principals, officers, directors, employees and agents, successors and assigns.

          WHEREAS, Data Systems Analysts, Inc. ("DSA") filed a lawsuit against The Netplex Group, Inc. ("Netplex"), Technology Development Systems, Inc. ("TDS") and XcelleNet, Inc. ("XcelleNet") on September 4, 1997, alleging, inter alia, breach of contract and copyright infringement against Netplex and TDS (hereinafter collectively referred to as "Netplex"); and

          WHEREAS, Netplex filed certain counterclaims against DSA in response to this lawsuit; and

          WHEREAS, DSA and Netplex have now agreed to a settlement of all claims between them regarding this lawsuit and to stipulate to entry of Joint Dismissal with Prejudice;

          NOW THEREFORE, in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

          A.       PAYMENT PROVISIONS AND SCHEDULE
                   -------------------------------

                   1.     Immediate Transfer of Tavve Stock

                   Upon the signing of this Settlement Agreement and Release, Netplex shall transfer to DSA all right, title and interest in all of its shares of the capital stock of Tavve Software Company (the "Tavve Stock"), including, without limitation all dividends, rights to dividends, repurchases, share-splits and all other rights of the shareowners thereof as of May 10, 2001, free and clear of all encumbrances and liens, and shall deliver to DSA one or more stock certificates representing such shares, duly endorsed in blank by Netplex, or accompanied by stock powers duly endorsed in blank by Netplex, and shall take any and all other necessary steps within its power to cause DSA to become the owner of record of the Tavve Stock. Netplex represents and warrants that the number of shares to be transferred are 125,000, that the exact name of issuer is Tavve Software Company, and that shares are free and clear of liens.

          2.        Payment Obligations of Netplex.

                    In addition to the transfer of the Tavve Stock pursuant to paragraph A.1 hereof, Netplex hereby agrees to pay to DSA One Million Four Hundred Thousand Dollars (US $1,400,000) (collectively referred to herein as the "Obligations") as follows:

                   (a) Payment of $900,000 on or before December 31, 2001

                   On or before December 31, 2001, Netplex shall pay in cash to DSA Nine Hundred Thousand Dollars (US $900,000), and, if Netplex fails to make such payment by December 31, 2001, it shall pay in cash to DSA on or before March 31, 2002, $900,000 plus interest, commencing January 1, 2002, at a per annum rate equal to the Prime Rate as published in the "Money Rates" section of the first edition, after January 1, 2002, of The Wall Street Journal, or any successor publication, or in the event that such rate is no longer published in The Wall Street Journal, a comparable index or reference selected by DSA, plus 3 percentage points (the "Interest Rate"); provided, however, that such interest rate shall not be less than six percent (6%). Payment shall be made by Wire or Cashier's or Certified Check made payable to "Data Systems Analysts, Inc." and delivered to the undersigned counsel for DSA, or such bank account as such counsel shall direct.

               (b) Payment of Additional $250,000 on or before June 30, 2002

               On or before June 30, 2002, Netplex shall pay in cash to DSA an additional Two Hundred Fifty Thousand Dollars (US $250,000). Payment of the additional $250,000 shall be made by Wire or Cashier's or Certified Check made payable to "Data Systems Analysts, Inc." and delivered to the undersigned counsel for DSA, or such bank account as such counsel shall direct.

               (c) Payment of Additional $250,000 on or before December 31, 2002

               On or before December 31, 2002, Netplex shall pay in cash to DSA an additional Two Hundred Fifty Thousand Dollars (US $250,000). Payment of the additional $250,000 shall be made by Wire or Cashier's or Certified Check made payable to "Data Systems Analysts, Inc." and delivered to the undersigned counsel for DSA, or such bank account as such counsel shall direct.

          3.   Acceleration of Payments

               (a) Netplex represents, warrants, covenants and agrees that at and upon the closing of any transaction involving any sale, transfer, pledge or other disposition of all or any material amount of the assets of Netplex's Systems Integration Business, currently based in Charlotte (the "SI Business"), including, without limitation, the Rights Offering (hereinafter defined) (any ~ such transaction to be referred to herein as a "Sale of the SI Business"), the payment schedule outlined in paragraph A.2 shall become immediately accelerated and due and payable as described in paragraph A.3(b) hereof.

               (b) Netplex has made DSA aware of Netplex's intention to issue a rights offering to its existing shareholders (the "Rights Offering"), which will enable these shareholders to purchase common stock in a new company that will be named "Netplex Systems, Inc." (the "New Company") that will include, among other assets, the SI Business. This Rights Offering is expected to be made as soon as market conditions allow. With respect to any proceeds generated by the Rights Offering or any other Sale of the SI Business, the parties agree as follows:

                   (i) Within twenty-four (24) hours of the receipt of the proceeds of the Rights Offering or any other Sale of the SI Business into its account, Netplex agrees to pay to DSA a sum equal to 50% of the cash proceeds, less expenses and commissions in the event of the Rights Offering, excluding the first One Million Dollars ($1,000,000) received by the New Company or Netplex, as the case may be, up to a maximum cash payment to DSA of Seven Hundred Thousand Dollars ($700,000). Payment of the amount referenced in this paragraph shall be made by Wire or Cashier's or Certified Check made payable to "Data Systems Analysts, Inc." and delivered to the undersigned counsel for DSA, or such bank account as such counsel shall direct.

                   (ii) On or before March 31, 2002, Netplex agrees to make a further cash payment to DSA in the amount of the difference between the amount received by DSA in accordance with paragraph A.3.(b)(i) hereof and Nine Hundred Thousand Dollars ($900,000). On or before June 30, 2002 and December 31, 2002, Netplex agrees to make the additional payments required in accordance with paragraphs A.2(b) and A.2(c) hereof. Payment of the amount referenced in this paragraph shall be made by Wire or Cashier's or Certified

Check made payable to "Data Systems Analysts, Inc." and delivered to the undersigned counsel for DSA, or such bank account as such counsel shall direct.

               (c) In the event that the Rights Offering is not completed or fails to generate proceeds net of commissions and expenses of more than One Million Dollars (US $1,000,000) or no other Sale of the SI Business occurs, Netplex is bound to meet the payment schedule outlined in paragraph A.2 hereof.

          4.   Security Interest in Sale of SI Business

          As a condition of this Agreement and Release, Netplex hereby grants to DSA a security interest as follows:

               (a) In the event that the Rights Offering is unsuccessful pursuant to this paragraph A.4(a), Netplex and its affiliate, New Company, individually, collectively and jointly and severally hereby grant to DSA a security interest in and lien on all proceeds from the sale of the SI Business which shall remain in effect throughout the period that Netplex's payment obligations remain outstanding. For the purposes of this. Agreement and Release and the Security Agreement, the Rights Offering shall be deemed "unsuccessful" if any one of the following events occurs: (i) the Rights Offering is not completed by 4:30 p.m. (Philadelphia, Pennsylvania time) on March 31, 2002; or
(ii) the Rights Offering for any reason does not generate proceeds net of commissions and expenses of more than One Million Dollars ($1,000,000), and the Rights Offering shall be deemed "successful" only if it is completed by 4:30 p.m. (Philadelphia, Pennsylvania time) on March 31, 2002 and generates proceeds net of commissions and expenses of more than One Million Dollars ($1,000,000). The security interest and lien on these proceeds shall be governed by the terms and conditions set forth in the

Security Agreement attached hereto as Exhibit A and made a part hereof (the "Security Agreement"), which the parties shall execute and deliver concurrently with the execution and delivery of this Agreement and Release. Netplex hereby represents, warrants, covenants and agrees that the Security Agreement duly executed by Netplex and its affiliate, New Company, and the UCC-1 Financing Statements, to be filed in connection therewith, will be sufficient to create in favor of DSA a valid perfected security interest in the proceeds of sale of the SI Business securing Netplex's repayment Obligations. Netplex further represents, warrants, covenants and agrees that the security interest and lien granted to DSA in this Agreement and Release will be a first priority security interest, subject only to a prior security interest in favor of American Commercial Finance Corporation ("ACFC"), pursuant to that certain Commercial Revolving Loan, Demand Loan and Security Agreement dated as of April 27,2001, by and between New Company and ACFC (the "ACFC Credit Facility"), securing indebtedness (or successor lender indebtedness) not exceeding $3,000,000 as of the date hereof, and a prior security interest granted by Netplex in favor of Waterside Capital Corporation (or its successor) ("Waterside") not exceeding $1,054,697.45, and a prior security interest granted by New Company in favor of Waterside not exceeding $400,000, and any employment wages earned as of the date hereof. Notwithstanding the foregoing, the security interest granted herein by the New Company to DSA shall only become effective as to the New Company in the event the Rights Offering is deemed unsuccessful pursuant to this paragraph A.4(a).

               (b) In the event that the Rights Offering is deemed successful pursuant to paragraph A.4(a) hereof, Netplex agrees to deposit in escrow for the benefit of DSA, pursuant to an Escrow Agreement with an independent third party Escrow Agent in the form of Exhibit B attached hereto and made a part hereof, within twenty-four (24) hours of the receipt of the proceeds of the Rights Offering into Netplex's account, either, or a combination of, the following, at Netplex's election:

                   (i) a cash amount equal to 100% of the total remaining balance at that time due and owing to DSA (i.e., $1,400,000 less the amount paid to DSA within twenty-four (24) hours of the receipt of the proceeds of the Rights Offering into Netplex's account pursuant to paragraph A.3(b)(i) hereof) or

                   (ii) certificate(s) representing duly authorized, validly issued, fully paid and nonassessable shares of stock in the New Company with a total market value equal to 110% of the total remaining balance at that time due and owing to DSA, which certificates have been registered in the name of the Lender or indorsed in the name of the Lender or in blank by an effective indorsement (i.e., $1,400,000 less the amount paid to DSA within twenty-four
(24) hours of the receipt of the proceeds of the Rights Offering into Netplex's account pursuant to paragraph A.3(b)(i) hereof multiplied by a factor of 110%)(the "New Company Stock").

               (c) In the event that, pursuant to the paragraph A.4(b)(ii), Netplex chooses to deposit some of the amount of the New Company Stock into escrow as DSA's security, the parties agree to perform a quarterly revaluation of the market value of the New Company Stock in escrow.

                   (i) For purposes of this Agreement and Release, "market value" of the New Company Stock will be defined as the average of the closing prices of the New Company Stock on the national market system in which it trades for the last twenty (20) days of any quarter. If the New Company Stock is not listed or traded on a national market system for the last four (4) days of any quarter, then the market value will be determined by an investment banker selected by the parties. If the parties cannot agree on an investment banker, then each party will select one investment banker, and these two investment bankers will together choose a third investment banker who will determine the market value of the New Company Stock. The parties hereto agree that each party shall bear all costs associated with the investment banker selected by such party, and, if necessary, the parties shall also share equally the cost of the third investment banker selected by the parties' respective investment bankers, for the determination of the market value of the New Company Stock pursuant to this paragraph A.4(b)(i).

                   (ii) If the market value of the New Company Stock decreases, Netplex must add additional shares of the New Company Stock to the escrow account so that the value of the New Company Stock plus any cash in DSA's escrow account will begin each calendar quarter with a total market value equal to 110% of the total remaining balance at that time due and owing to DSA. If the market price of the New Company Stock increases, Netplex may remove shares of the New Company Stock from the escrow account, but in no event may Netplex begin a calendar quarter with the total value of the New Company Stock plus any cash in DSA's escrow account being valued at less than 110% of the total remaining balance at that time due and owing to DSA.

          5. Assignment of Interest in Lawsuit Asserted Against Larry Hoffman and/or law firm Olshan Gundner Frome Rosenzweig & Wolosky LLP

     Netplex agrees to assign to DSA a one-half interest in the net proceeds of any lawsuit asserted against Netplex's former counsel (the "Lawsuit"), Larry Hoffman and/or his law firm Olshan Gundner Frome Rosenzweig & Wolosky LLP (collectively, the "Olshan firm"), which

Netplex and DSA further agree shall be undertaken on a contingent fee basis. Net proceeds shall be determined by deducting from gross proceeds all of the following: (i) all receivable attorneys fees; (ii) the Lawsuit Cost and Expenses (hereinafter defined); and (iii) and other fees, costs and expenses incurred as a result of undertaking legal action whether expended as cash outlays or as time spent by the individuals listed in this paragraph 5 (the "Net Proceeds"). The expenses of such a lawsuit, including, but not limited to, consultant and expert witness fees and reasonable and justified time spent by management of DSA, and Gene Zaino on behalf of Netplex, will be deducted from the proceeds before any net is distributed. Netplex and DSA hereby agree that any out-of-pocket costs and expenses of the litigation (the "Lawsuit Costs and Expenses") shall be borne by DSA but shall be repaid at a rate of $2 for every $1 expended by DSA as soon as there is any recovery; provided, however, that the Lawsuit Costs and Expenses
                          --------  -------
to be repaid to DSA from any recovery shall not include any attorneys fees incurred by DSA in connection with the Lawsuit other than the fees of attorneys who DSA retains solely for the purpose of rendering an expert opinion or giving expert testimony in the Lawsuit. DSA management and Gene Zaino will be billed at the following hourly rate:

          Fran Pierce: $275/hour
          Roger Salomon: $275/hour
          Mike McCool: $275/hour
          Gene Zaino: $275/hour

          Notwithstanding these rates, the parties agree that in no event will DSA's claims for hourly reimbursement exceed two times that of Netplex's claim. The parties agree that DSA will take the lead in the prosecution of such a lawsuit and may retain such counsel as DSA selects. The parties further agree that Gene Zaino and Netplex, as well as any successors and assigns, will cooperate fully and participate as parties as deemed necessary by DSA in its sole discretion. DSA agrees to send a demand letter to the Olshan firm within 45 days of the signing of this Agreement and Release, and further agrees that it will commence the legal action within 180 days of the signing of this Agreement and Release; otherwise the foregoing assignment shall be null and void.

          Notwithstanding the foregoing, Netplex shall receive no less than forty percent (40%) of the Gross Proceeds less only reasonable attorneys' fees.

          B.       CONDITIONS PRECEDENT
                   --------------------

                   1.      Conditions to Effectiveness.

                   The effectiveness of Agreement and Release is subject to the satisfaction of the following conditions precedent:

                           (a)      Settlement Documents. DSA shall have
                                    --------------------
received, executed and delivered by a duly authorized officer of Netplex, the following documents: (i) this Agreement and Release, (ii) the Security Agreement, (iii) the Escrow Agreement, and (iv) such other documents as may be reasonably required by DSA (referred to herein collectively as the "Settlement Documents").

                           (b)      Certifications. DSA shall also have received
                                    --------------
the following documents: (i) a Certification of Authority executed by the Assistant Secretary of Netplex, dated as of the date hereof, certifying the incumbency and signature of the officers of Netplex executing this Agreement and Release and all other documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary and corporate resolutions of Netplex, certified by the secretary, authorizing and approving the Agreement and Release and the other Settlement Documents; (ii) a certificate of the Secretary of State of the State under the laws of which Netplex, New Company and TDS are respectively organized, dated as of a date within 30 days of the date hereof, verifying that each of Netplex, New Company and TDS are duly organized, validly existing and subsisting, and in good standing under the laws of such State; (iii) a written representation and warranty from Netplex that neither Netplex, New Company nor TDS are currently in default on any tax obligation to any federal, state, or local government, or on any other lease or other obligation.

          C.       EVENTS OF DEFAULT
                   -----------------

         The occurrence of any one or more of the following shall constitute an "Event of Default" hereunder, if, after being given written notice from DSA and a subsequent fifteen (15) calendar day grace period, Netplex fails to cure the event described below:

                   1.      Netplex's Failure to Pay.

                   Netplex shall fail to pay any amount when due under this Agreement and Release, whether upon stated maturity, acceleration, or otherwise.

                   2.      Breach of Covenants or Conditions.

                   Netplex shall fail to perform or observe any other covenant, term, agreement or condition in this Agreement and Release (other than those described in paragraph C.1 hereof) or the Security Agreement or is in violation of or non-compliance with any provision of this Agreement and Release or any other Settlement Document after the expiration of any cure period, if any, set forth herein or therein.

                   3.      Defaults in Other Material Agreements.

                   There shall occur any default under, or as defined in, any other material agreement applicable to Netplex or by which Netplex is bound, including, without limitation, the ACFC Credit Facility, which shall not be remedied within the period of time (if any) within which such other agreement permits such default to be remedied, unless such default is waived by the other party thereto or excused as a matter of law. Netplex hereby agrees to notify DSA in writing within five (5) calendar days of it learning of the occurrence of any of the events described in this paragraph.

                   4.      Agreements Invalid.

                   The validity, binding nature of, or enforceability of any material term or provision of any of the Settlement Documents is disputed by, on behalf of, or in the right or name of Netplex or any material term or provision of any such Settlement Document is found or declared to be invalid, avoidable, or non-enforceable by any court of competent jurisdiction. Netplex hereby agrees to notify DSA in writing within five (5) calendar days of it learning of the occurrence of any of the events described in this paragraph.

                   5.      False Warranties; Breach of Representations.

                   Except as otherwise disclosed to DSA in writing prior to the date hereof, any warranty or representation made by Netplex in this Agreement and Release or any other Settlement Document or in any certificate or other writing delivered under or pursuant to this Agreement and Release or any other Settlement Document, or in connection with any provision of this Agreement and Release or related to the transactions contemplated hereby shall prove to have been false or breached in any material respect. Netplex hereby agrees to notify DSA in writing within five (5) calendar days of it learning of the occurrence of any of the events described in this paragraph.

                   6.      Bankruptcy.

                           (a) Netplex, and/or any one or more of its
subsidiaries, commences any
bankruptcy, reorganization, debt arrangement, receivership, or other case or proceeding under any bankruptcy, insolvency or receivership law, or any dissolution or liquidation proceeding.

                           (b)      Any bankruptcy, reorganization, debt
arrangement, receivership, or other case or proceeding under any bankruptcy, insolvency or receivership law, or any dissolution or liquidation proceeding, is involuntarily commenced against or in respect of Netplex, and/or any one or more of its subsidiaries, or an order for relief is entered in any such proceeding and such case or proceeding is not fully and finally dismissed within thirty
(30) days.

                           (c)      A trustee, receiver, or other custodian is
appointed for Netplex, and/or any one or more of its subsidiaries, or a substantial part of any of its or their assets.

                           (d)      Netplex hereby agrees to notify DSA in
writing within five (5) calendar days of it learning of the occurrence of any of the events described in this "Bankruptcy" section.

                   7.      Failure to Pay Taxes.

                   Netplex shall fail to pay when due any tax, assessment or other governmental charge as and when due (after any protest that might be made to) to the appropriate governmental entity. Netplex hereby agrees to notify DSA in writing within five (5) calendar days of it learning of the occurrence of any of the events described in this paragraph

                   8.      Event of Default Under Other Settlement Documents.

                   Any default or Event of Default shall occur under any of the Settlement Documents. Netplex hereby agrees to notify DSA in writing within five
(5) calendar days of it learning of the occurrence of any of the events described in this paragraph.

          D.       ACCELERATION CLAUSE
                   -------------------

                   1. Upon the occurrence of an Event of Default described in Section C hereof, the Obligations of Netplex hereunder shall be accelerated and shall become immediately due and payable, and

Netplex shall be immediately liable to pay to DSA the amount of any remaining Obligations, plus a penalty of fifteen percent (15%) added to the sum due on the date such Event of Default, plus the amount of DSA's counsel fees, costs, damages and any other expenses incurred in enforcing the terms of this Agreement and Release; upon the occurrence of an Event of Default, DSA may foreclose upon its security interest in the collateral in order to recover the payments due.

                   2. No acceleration of the Obligations of Netplex in the previous paragraph shall become due until DSA has given Netplex written notice of an Event of Default and Netplex has been given fifteen (15) calendar days to cure any such Default.

          E.       REMEDIES

          Upon the occurrence of an Event of Default and at any time thereafter, DSA shall have and may exercise any or all of the remedies provided for herein and/or in any other Settlement Document or under applicable law.

          F.       CONFESSION OF JUDGEMENT

          In order to ensure the prompt and timely payment of all monies due and owing to DSA, as well as effective and prompt transfer of interests described herein, the parties hereby agree that Netplex shall sign a Confession of Judgment in the amount of One Million Four Hundred Thousand Dollars (US$1,400,000) less any payments actually received by DSA from Netplex at the time of the execution of the Confession of Judgment, plus a fifteen (15%) percent penalty added to the sum due on the date such Event of Default, plus the amount of DSA's counsel fees, costs, damages and any other expenses incurred in enforcing the terms of this Agreement and Release. The parties agree that this Confession of Judgment shall be held by DSA and shall not be filed with any Court unless and until Netplex fails to perform any of its obligations as set forth in this Agreement and Release, and that it shall be returned to Netplex upon the satisfaction of all of its obligations under this Agreement and Release. A copy of the Confession of Judgment is annexed hereto as

Exhibit "C".

NETPLEX IS FULLY AWARE OF ITS RIGHTS TO PRIOR NOTICE AND HEARING ON THE VALIDITY OF ANY CLAIMS THAT MAY BE ASSERTED AGAINST IT BY DSA BEFORE JUDGMENT CAN BE ENTERED AND BEFORE ASSETS OF NETPLEX CAN BE GARNISHED AND ATTACHED; AND NETPLEX HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THESE RIGHTS AND EXPRESSLY AGREES AND CONSENTS TO DSA, UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, OR AT ANY TIME THEREAFTER, ENTERING JUDGMENT AGAINST NETPLEX BY CONFESSION AND ATTACHING AND GARNISHING THE BANK ACCOUNTS AND OTHER ASSETS OF NETPLEX, WITHOUT PRIOR NOTICE OR OPPORTUNITY FOR A HEARING.

NETPLEX ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF LEGAL COUNSEL OF ITS CHOICE IN THE NEGOTIATION, DOCUMENTATION, REVIEW AND EXECUTION OF THIS AGREEMENT AND RELEASE AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE FOREGOING PROVISIONS CONCERNING CONFESSION OF JUDGMENT HAVE BEEN FULLY EXPLAINED TO NETPLEX BY SUCH LEGAL COUNSEL.

          G.       RELEASE OF CLAIMS
                   -----------------

          Effective upon receipt of an original of this Agreement and Release executed by Netplex, execution of the Joint Dismissal with Prejudice by a Judge of the United States District Court for the District of New Jersey, and receipt by DSA's attorneys of the transfer of interest described in paragraph A. 1, the parties, on behalf of themselves and its officers, directors, shareholders, employees, agents, administrators, successors and assigns, agree to unconditionally and irrevocably mutually release, discharge, acquit, and forgive each other from any and all actions, causes of action, suits, debts, liabilities, contracts, obligations, controversies, judgments, executions, claims, losses, costs and demands both in law and in equity which the parties have against each other, known or unknown arising prior to the date hereof.

          H.       FILING OF STIPULATION TO ENTRY OF JOINT DISMISSAL
                   -------------------------------------------------

          Upon execution of this Agreement and Release and the Stipulation to Entry of Joint Dismissal by DSA and Netplex, the attorneys representing DSA shall proceed to file in the United States District Court for the District of New Jersey the following: (1) the Stipulation To A Joint Dismissal with Prejudice, and (2) Joint Dismissal with Prejudice, which are both attached hereto as Exhibit "D". The Stipulation and Joint

Dismissal are incorporated by reference herein.

          I.       NO ADMISSION OF LIABILITY
                   -------------------------

          This Agreement and Release is a compromise of disputed claims and shall not constitute or be asserted as constituting any admission of liability or wrongdoing by any party to this Agreement and Release. The parties expressly deny any such liability or wrongdoing on their parts. It is their wish simply to settle their dispute.

          J.       BINDING ON SUCCESSORS
                   ---------------------

          This Agreement and Release is binding on, and inures to the benefit of, the parties and their administrators, successors, assigns, officers, agents, servants and employees.

          K.       ATTORNEYS' FEES
                   ---------------

          In the event of any lawsuit arising out of this Agreement and Release, the prevailing party shall be entitled to an award of attorneys' fees and costs of litigation in addition to any other relief awarded.

          L.       INTEGRATED AGREEMENT
                   --------------------

          This Agreement and Release, the Security Agreement and the Escrow Agreement, together with all of the Exhibits hereto and thereto and all other Settlement Documents, constitute the complete and integrated expression of the world-wide settlement between the parties. No prior or contemporaneous agreement exist relating to the subject matter of this Agreement and Release that are not incorporated into this Agreement and Release.

          M.       MODIFICATION
                   ------------

          This Agreement and Release may only be modified by a writing signed by both of the parties hereto.

          N.       SEVERABILITY
                   ------------

          In the event any term of this Agreement and Release is declared void or unenforceable by a court, the remaining terms shall remain binding with the same effect as though the void or unenforceable part had been severed or deleted.

          O.       GOVERNING LAW AND VENUE
                   -----------------------

          This Agreement and Release shall be governed by the laws of the State of New Jersey. Unless both parties agree otherwise, any action arising out of this Agreement and Release shall be venued in the United States District Court for the District of New Jersey.

          P.       WAIVER
                   ------

          Waiver of any term of this Agreement and Release shall not constitute a waiver of any other term.

          Q.       REPRESENTATION BY COUNSEL
                   -------------------------

          DSA and Netplex each acknowledge that it is fully represented by and is acting upon the advice of counsel of its choice in entering into this Agreement and Release. Each party represents that it has been advised of the effect of this Agreement and Release by its attorney, has investigated the facts considered necessary, and is not relying on any representation or acknowledgment, whether orally or in writing, of any other party hereto except as contained herein.

          R.       AUTHORITY TO EXECUTE
                   --------------------

          DSA and Netplex each acknowledge that the person executing this Agreement and Release on its behalf has been duly authorized to do so and has the authority to bind it to this Agreement and Release.

          S.       EXECUTION IN COUNTERPART
                   ------------------------

          This Agreement and Release may be executed by counterpart copies and receipt by facsimile transmission of executed copies shall be legally binding.

          IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed and delivered, or caused to be executed and delivered, this Settlement Agreement and Release as of the date first above written.

                                    Data Systems Analysts, Inc.



                                    By:
                                         ---------------------------------------
                                         Frances Pierce, President & CEO


                                         The Netplex Group, Inc.
                                         Technology Development Systems, Inc.



                                    By:
                                         ---------------------------------------
                                         Gene Zaino, President & CEO

APPROVED AS TO FORM AND CONTENT:








    Dated:   12/28/01
             --------
                                    DUANE, MORRIS & HECKSCHER LLP
                                    By:
                                         -------------------------------------
                                         Melissa H. Maxman
                                         Attorneys for
                                         Data Systems Analysts, Inc.



APPROVED AS TO FORM AND CONTENT:

    Dated:
             --------
                                    SAUL EWING, LLP

                                    By:
                                        -------------------------------------
                                        Attorney for
                                        The Netplex Group, Inc. and
                                        Technology Development Systems, Inc.


APPROVED:




----------------------------
J. Simandle

                                   EXHIBIT "A"

                               Security Agreement

                                  See attached.

                                   EXHIBIT "B"

                                Escrow Agreement

                                  See attached.

                                   EXHIBIT "C"

                             Confession of Judgment

                                  See attached

                                   EXHIBIT "D"

                  Stipulation To Joint Dismissal With Prejudice

                                  See attached.

                       IN THE UNITED STATES DISTRICT COURT
                         FOR THE DISTRICT OF NEW JERSEY


DATA SYSTEMS ANALYSTS, INC.


                           Plaintiff            CIVIL ACTION NO.
                                                97_4562 (JBS)

                 v.



THE NETPLEX GROUP, INC., ET AL.

          Defendants



                  STIPULATION TO JOINT DISMISSAL WITH PREJUDICE

          Plaintiff Data Systems Analysts ("DSA") and Defendants have agreed to settle the claims between them in accordance with the enclosed Joint Dismissal with Prejudice.

          The undersigned counsel hereby stipulate to the entry of this Joint Dismissal with Prejudice on behalf of DSA and Defendants.

Dated:         12/28/01             By:
               --------                 ----------------------------------------
                                        Melissa H. Maxman
                                        Duane, Morris & Heckscher LLP
                                        Attorneys for
                                        Data Systems Analysts, Inc.

Dated:         12/28/01             By:
               --------                 ----------------------------------------
                                        Michael A. Lampert
                                        Saul Ewing,.LIP
                                        Attorneys for
                                        The Netplex Group, Inc. and
                                        Technology Development Systems, Inc.

                               SECURITY AGREEMENT
                               ------------------

             This SECURITY AGREEMENT (the "Agreement") is made and entered into as of this 28th day of December 2001, by and between THE NETPLEX GROUP, INC. ("NETPLEX") and NETPLEX SYSTEMS, INC. ("SYSTEMS") (NETPLEX and SYSTEMS shall be referred to herein individually, collectively and jointly and severally as the "Borrower"), and DATA SYSTEMS ANALYSTS, INC.,. a Delaware corporation (the "Secured Party").

                                   BACKGROUND
                                   ----------

             A. NETPLEX and the Secured Party have executed a Settlement Agreement and Release of even date herewith (the "Settlement Agreement").

             B. SYSTEMS was organized or caused to be organized by NETPLEX, and, pursuant to the Rights Offering (as defined in the Settlement Agreement), NETPLEX made available to its shareholders the right to buy shares of common stock in SYSTEMS.

             C. In connection with the Rights Offering and the organization of SYSTEMS, NETPLEX transferred, or will soon transfer, certain of its assets to SYSTEMS.

             D. The Secured Party is willing to grant the extensions of credit, or make the financial accommodations, contemplated by the Settlement Agreement only on the condition that the both NETPLEX and SYSTEMS execute and deliver this Security Agreement to the Secured Party, provided, however, that this Security
                                         --------  -------
Agreement: (i) is effective against NETPLEX immediately upon execution regardless of the outcome of the Rights Offering; and (ii) shall also become effective against SYSTEMS only if the Rights Offering is deemed unsuccessful, pursuant to paragraph A.4(a) of the Settlement Agreement, upon the occurrence of any one of the following events: (i) the Rights Offering is not completed by 4:30 p.m. (Philadelphia, Pennsylvania time) on March 31, 2002; or (ii) the Rights Offering for any reason does not generate proceeds net of commissions and expenses of more than One Million Dollars($1,000,000).

             E. Capitalized terms contained in Section 1 of this Agreement and used hereinafter shall have the meanings ascribed to them in the revised Article 9 of the Uniform Commercial Code in the form approved by the State of New Jersey in July 2001 and codified at N.J. Rev. Stat.ss.l2A:1-101 et seq. (the "UCC"), unless the context hereof requires otherwise. Other capitalized terms which are used herein without definition shall have the meanings ascribed to them in the Settlement Agreement.

             NOW, THEREFORE, incorporating the aforementioned Background herein by reference, and intending to be legally bound hereby, the Borrower and the Secured Party hereby agree as follows:

             Section 1. Creation of Security Interest. The Borrower hereby
                        -----------------------------
grants to the Secured Party a lien and security interest in and to the property hereinafter described, whether now owned or hereafter acquired or arising and wherever located (the "Collateral"):

     (a) All Proceeds (as defined in the Settlement Agreement) from the sale of the SI Business (or the portion that is fairly apportioned to the proceeds of the SI Business if the SI Business is sold as a component part of any sale), which lien and security interest shall remain in effect throughout the period that NETPLEX's payment obligations remain outstanding under the Settlement Agreement. The term "proceeds from the sale of the SI Business" as used herein and in the Settlement Agreement shall be defined broadly to include without limitation all tangible or intangible property received or receivable by the Borrower in connection with any sale, lease, or other disposition of the SI Business, whether by sale, merger, consolidation or other type of corporate reorganization or recapitalization, including, without limitation, all such property received or receivable by the Borrower from the sale of the SI Business that constitutes, or shall constitute in the Borrower's possession, Deposit Accounts, Documents, General Intangibles (including Payment Intangibles), Goods (including without limitation Equipment, Inventory, Fixtures and Accessions), Instruments (including Promissory Notes), Investment Property and all Proceeds of the aforementioned Collateral.

     (b) Notwithstanding the foregoing section 1(a) of this Security Agreement, the provisions of this Security Agreement, which are binding upon SYSTEMS, and the lien and security interest in the Collateral granted by SYSTEMS, shall not become effective unless and until the occurrence of either of the following conditions precedent: (i) the Rights Offering is not completed by 4:30 p.m. (Philadelphia, Pennsylvania time) on March 31, 2002; or (ii) the Rights Offering for any reason does not generate proceeds net of commissions and expenses of more than One Million Dollars ($1,000,000). Upon the occurrence of either of the conditions precedent described in subsection 1 (b)(i) and l(b)(ii) hereof: (x) the provisions of this Security Agreement, and the lien and security interest in the Collateral granted by SYSTEMS, shall become immediately effective with no further action required by the Lender or any Borrower; and (y) the Lender may immediately file UCC-1 Financing Statements in the appropriate filing offices, as the Lender in its sole discretion shall determine, to perfect the security interest granted herein to the Lender by SYSTEMS.

     (c) The Lender hereby covenants and agrees that it shall not file any UCC-1 Financing Statements to perfect the security interest in and to the assets of SYSTEMS granted to the Lender herein unless and until the occurrence of either of the conditions precedent described in subsection 1 (b)(i) and 1 (b)(ii) hereof. The Lender is authorized to file UCC-1 Financing Statements to perfect the `security interest in and to the Collateral provided by NETPLEX immediately upon execution of this Agreement.

             Section 2. Secured Obligations. The security interest created
                        -------------------
herein is given as security for the prompt payment, performance, satisfaction and discharge of the following obligations (the "Obligations") of the Borrower:
(a) to pay the principal, interest, fees, costs, and any other liabilities of the Borrower to the Secured Party under the Settlement Agreement and the other Settlement Documents in accordance with the terms thereof, and (b) to satisfy all of the other liabilities of the Borrower to the Secured Party, whether hereunder or otherwise, whether now existing or hereafter incurred, whether or not evidenced by any note or other instrument, matured or unmatured, direct, absolute or contingent, joint or several, including any extensions, modifications, renewals thereof and substitutions therefor.

             Section 3. Covenants and Agreements of the Borrower.

                      3.01   Notice of the Secured Party's Interests. If
                             ---------------------------------------
requested by the Secured Party, the Borrower shall give notice of the Secured Party's security interests in the Collateral to any third person with whom the Borrower has any actual or prospective contractual relationship or other business dealings.

                      3.02   Existence. Each of the Borrowers shall preserve its
                             ---------
existence and not merge into or consolidate with any other entity, or sell all or substantially all of its assets, and shall not change the state of its organization, its name, place of business or chief executive office without obtaining the prior written consent of the Secured Party.

                      3.03   Perfection of Secured Party's Interests.
                             ---------------------------------------

                      (a) The Borrower agrees to cooperate and join, at its expense, with the Secured Party in taking such steps as are necessary, in the Secured Party's judgment, to perfect or continue the perfected status of the security interests granted hereunder, including, without limitation, the execution and delivery of any financing statements, amendments thereto and continuation and any other instruments requested by the Secured Party to perfect its security interest in any and all of the Collateral.

                      (b) Subject to Section 1(b) above the Secured Party may at any time and from time to time, file financing statements, continuation statements and amendments thereto in Order to perfect and maintain the perfection of the security interest granted in the Collateral. The Borrower agrees to furnish any such information to the Secured Party reasonably needed for filing such financing statements promptly upon request. Any such financing statements, continuation statements or amendments may be signed by the Secured Party on behalf of the Borrower, and may be filed at any time in any jurisdiction whether or not Revised Article 9 is then in effect in that jurisdiction.

                      3.04   Notification of Adverse Change in Collateral. The
                             ----------------------------------------------
Borrower agrees immediately to notify the Secured Party if any event occurs or is discovered which would cause a any material diminution in the value of any significant item or type of Collateral.

                      3.05   Reimbursement and Indemnification. The Borrower
                             ---------------------------------
agrees to reimburse the Secured Party on demand for out-of-pocket expenses incurred in connection with the Secured Party's ex-ercise of its rights under this Security Agreement. The Borrower agrees to indemnify the Secured Party and hold it harmless against any costs, expenses, losses, damages and liabilities (including reasonable attorney's fees and court costs) incurred in connection with this Security Agreement, other than as a direct result of the Secured Party's gross negligence or willful misconduct.

             Section 4. Power of Attorney. The Borrower hereby appoints the
                        -----------------
Secured Party as its lawful attorney-in-fact to do, at the Secured Party's option, and at the Borrower's expense and liability, all acts and things which the Secured Party may deem necessary or desirable to effectuate its rights under this Security Agreement, including without limitation, file financing statements and otherwise perfect any security interest granted hereby.

             Section 5. Event of Default. The occurrence of an Event of Default
                        ----------------
under the Settlement Agreement or any of the other Settlement Documents shall also be an Event of Default under this Agreement.

             Section 6. Secured Party's Rights Upon Default. Upon the occurrence
                        -----------------------------------
of a Default hereunder, or at any time thereafter, the Secured Party may immediately and without notice pursue any remedy available at law or in equity (including all rights available under the UCC or other applicable state law) to collect, enforce or satisfy any Obligations.

             Section 7. Notices. Every notice and communication under this
                        -------
Security Agreement shall be in writing and shall be given in accordance with the notice provision contained in the Settlement Agreement.

             Section 8. Miscellaneous.
                        -------------

                     8.01    No Waiver. No delay or omission by the Secured
                             ---------
Party in exercising any right or remedy hereunder shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any further exercise thereof or the exercise of any other right or remedy.

                     8.02    Successors. The provisions of this Security
                             ----------
Agreement shall inure to the benefit of and be binding upon the Secured Party and the Borrower and their respective successors and assigns, provided that the Borrower's obligations hereunder may not be assigned without the written consent of the Secured Party.

                     8.03    Amendments. No modification, rescission, waiver,
                             ----------
release or amendment of any provisions of this Security Agreement shall be effective unless set forth in a written agreement signed by each Borrower and an authorized officer of the Secured Party.

                     8.04    Governing Law. This Security Agreement shall be
                             -------------
construed under the internal laws of the State of New Jersey without reference to conflict of laws principles.

                     8.05    Severability. In the event any term of this
                             ------------
Security Agreement is declared void and unenforceable by a court, the remaining terms shall remain binding with the same effect as though the void or unenforceable part had been severed or deleted.

                     8.06    Judicial  Proceedings. Unless each Borrower and the
                             ---------------------
Secured Party otherwise agree in writing, any action arising out of this Security Agreement shall be tried only by a court and not by a jury, and shall be venued in the United States District Court for the District of New Jersey or, at the option of the Secured Party, in any other jurisdiction where any Borrower or part of the Collateral may be found. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. Further, each party waives any right it may have to claim or recover, in any such suit, action or proceeding, any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.

THE BORROWER ACKNOWLEDGES AND AGREES THAT THIS PARAGRAPH IS A SPECIFIC AND MATERIAL ASPECT OF THIS SECURITY AGREEMENT AND THAT THE SECURED PARTY WOULD NOT EXTEND CREDIT TO THE BORROWER IF THE WAIVERS SET FORTH IN THIS PARAGRAPH WERE NOT A PART OF THIS SECURITY AGREEMENT.

             IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed and delivered by their authorized officers the day and year first above written.

Attest:                                      THE NETPLEX GROUP, INC.


                                             By:
     -----------------------------                 -----------------------------
                                             Title:
                                                   -----------------------------

                                             NETPLEX SYSTEMS, INC.



                                             By:
     -----------------------------                 -----------------------------
                                             Title:
                                                   -----------------------------


                                             DATA SYSTEMS ANALYSTS, INC.



                                             By:
                                                   -----------------------------
                                             Title:
                                                   -----------------------------

                    WARRANTY OF ATTORNEY TO CONFESS JUDGEMENT
                    -----------------------------------------

          This Warrant of Attorney to Confess Judgment ("Warrant") is made and entered into as of this 27th day of December 2001, by and among Netplex Group, Inc., and Technology Development Systems, Inc. (collectively, the "Netplex"), and Data Systems Analysts, Inc. (collectively, the "DSA").

                                   BACKGROUND
                                   ----------

          A. DSA and Netplex are parties to a Settlement and Release Agreement dated as of December 20, 2001, pursuant to which DSA has extended credit or made financial accommodations to Netplex (the "Settlement Agreement"), and other Settlement Documents (as defined in the Settlement Agreement).

          B. As a condition to entering into the Settlement Agreement and the other Settlement Documents and extending credit and making financial accommodations to Netplex, DSA has required that Netplex shall execute and deliver this Warrant to DSA.

          C. Capitalized terms which are used herein without definition shall have the meanings ascribed to them in the Settlement Agreement and the other Settlement Documents. Other terms used herein without definition that are defined in the New Jersey Uniform Commercial Code shall have the meanings ascribed to them therein, unless the context otherwise requires.

          NOW, THEREFORE, for valuable consideration the receipt of which is hereby acknowledged and intending to be legally bound, Netplex and DSA hereby agree as follows:

          1. Remedies Upon Default. Upon the occurrence of any one or more
             ---------------------
Events of Default, DSA may proceed to protect and enforce its rights under this Warrant and the Settlement Agreement or any of the Settlement Documents by exercising such remedies as are available to DSA in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any provision contained in this Warrant or the Settlement Agreement or any of the Settlement Documents or in aid of the exercise of any power granted in this Warrant or in the Settlement Agreement or Settlement Document. NETPLEX HEREBY WAWES, TO THE EXTENT, THE SAME MAY BE WA WED UNDER APPLICABLE LAW ALL CLAIMS, CAUSES OF ACTION, DEFENSES, RIGHTS OF REDEMPTION, PRESENTMENT AND DEMAND FOR PAYMENT AND RIGHTS OF NETPLEX AGAINST DSA ON ACCOUNT OF ACTIONS TAKEN OR NOT TAKEN BY DSA IN THE EXERCISE OF DSA'S RIGHTS OR REMEDIES UNDER THE SETTLEMENT AGREEMENT AND THE SETTLEMENT DOCUMENTS ATTACHED THERETO OR UNDER APPLICABLE LAW. EXCEPT FOR WILLFUL MISCONDUCT.

          2. Confession of Judgment. NETPLEX HEREBY IRREVOCABLY AUTHORIZES AND
             ----------------------
EMPOWERS ANY ATTORNEY OR THE CLERK OF ANYCOURT iN THE STATE OF NEW JERSEY, OR ELSEWHERE, TO APPEAR AT ANY TIME FOR NETPLEX IN ANY ACTION BROUGHT AGAINST NETPLEX ON THE SETTLEMENT AGREEMENT AT THE SUIT OF DSA WITH OR WITHOUT DECLARATION FILED, AS OF ANY TERM, AND THEREIN TO CONFESS OR ENTER JUDGMENT AGAINST NETPLEX FOR THE ENTIRE UNPAID PRINCIPAL AND ALL OTHER SUMS PAYABLE BY NETPLEX TO DSA UNDER THE SETTLEMENT AGREEMENT, AND ALL ARREARAGES OF INTEREST THEREON, TOGETHER WITH COSTS OF SUIT AND ACTUAL COLLECTION FEES (INCLUDING REASONABLE ATTORNEYS' FEES) AND FOR SO DOING, THIS AUTHORITY TO CONFESS JUDGMENT OR A COPY HEREOF VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT.

         NETPLEX ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF LEGAL COUNSEL IN THE REVIEW AND EXECUTION OF THIS WARRANT AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE FOREGOING PROVISIONS CONCERNING CONFESSION OF JUDGMENT HAVE BEEN FULLY EXPLAINED TO NETPLEX BY SUCH COUNSEL.

         The authority granted herein to confess judgment shall not be exhausted by any exercise thereof but shall continue from time to time and at all times until payment in full of all the amounts due hereunder.

          3.       Governing Law. This Warrant of Attorney to Confess Judgment
                   -------------
shall be construed in accordance with and governed by the internal laws of the State of New Jersey.

         IN WITNESS WHEREOF, the undersigned has hereunto caused these presents be executed and its corporate seal affixed hereto this 27th day of December, 2001.


ATTEST/WITNESS:                           NETPLEX GROUP, INC.


                                    By:                                   (SEAL)
     ----------------------            -----------------------------------
                                       Gene Zaino, President & CEO


                                    DATA SYSTEMS ANALYSTS, INC.



                                    By:                                   (SEAL)
     ----------------------            -----------------------------------
                                       Frances Pierce, President & CEO